UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2010

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Electronic Arts Discretionary Bonus Plan Addendum

On May 17, 2010, the Compensation Committee of the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) adopted a Bonus Formula Addendum for fiscal 2011 (the “Addendum”) pursuant to the Electronic Arts Discretionary Bonus Plan (the “Plan”).

Except as modified by the Addendum, the Plan and its material features remain unchanged. A copy of the full text of the Plan was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 11, 2009. A copy of the full text of the Addendum is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Under the Plan, each eligible participant has an annual target bonus amount that is expressed as a percentage of his or her annual base salary. A participant’s actual bonus payment amount for a designated performance period is determined with reference to one or more of the following factors: (i) the participant’s annual target bonus; (ii) the participant’s individual performance, (iii) the Company’s financial performance as compared to pre-determined performance targets; and (iv) such other business-related performance measures as the Company deems appropriate to accomplish a business purpose.

The Addendum establishes the performance measures and weighting of such performance measures for fiscal 2011 bonuses. All eligible participants other than our Chief Executive Officer will have their fiscal 2011 bonuses determined as follows: (i) 20% based on the Company’s performance as a whole and (ii) 80% based on the participant’s individual performance and the achievement of measurable business objectives, including, but not limited to, business unit financial and operational performance metrics, such as profit and revenue targets. Cash bonuses awarded under the Plan for fiscal 2011 will be payable in or around June 2011 to all eligible regular status employees, including executive officers, of the Company (and its subsidiaries and affiliates).

With respect to our Chief Executive Officer, John S. Riccitiello, a total of 65% of his fiscal 2011 bonus will be determined based on Company financial performance, with the key metrics being (i) the Company’s non-GAAP earnings per share, (ii) the Company’s non-GAAP net revenue, and (iii) the Company’s digital revenue performance targets. The remaining 35% of Mr. Riccitiello’s fiscal 2011 bonus will be determined based on his individual performance and the achievement of other financial and operational objectives.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Electronic Arts Discretionary Bonus Plan Addendum

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: May 20, 2010	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary